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                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00651) pertaining to the IT Corporation Retirement Plan of our report dated May 30, 1997, with respect to the financial statements of the IT Corporation Retirement Plan included in this Annual Report (Form 11-K) for the period ended December 31, 1996.





                                                              Ernst & Young LLP


Los Angeles, California
July 8, 1997